UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2018

Date of Report (Date of earliest event reported)

WEARABLE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 500 Las Vegas, NV	89196
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

702-990-3590

 (Former name or former address, if changed since last report)

200 West Church Road, Suite B

King of Prussia, PA 19406

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On October 26, 2018, a change in control of Wearable Health Solutions, Inc. (the "Company") occurred by virtue of the Company's largest shareholder Mina Mar Group selling 4,000,000 shares of the Company's Preferred Series E stock to the Purchasing Shareholder (Exhibit 99.1). Such shares represent 58% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, the Majority Shareholders arranged with Daniel Sobolowski, prior to resigning as the sole member of the Company's Board of Directors and to appoint new officers and directors of the Company (see Item 5.02 below).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective October 30, 2018, the Company accepted the resignation of Daniel Sobolowski as the officer of the Company and as a member of the Company’s board of directors. The resignation of Mr. Sobolowski was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Charles Langrill, was elected as the Company’s Chairman, CEO and Director.

ITEM 8.01 - Other Events

The Company has a new corporate address located at 3960 Howard Hughes Pkwy, Suite 500, Las Vegas, NV 89169.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.

10.2 Stock Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEARABLE HEALTH SOLUTIONS, INC.

DATE: November 20, 2018

By: /s/ Charles Langrill

Name: Charles Langrill

Title: CEO

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